As filed with the Securities and Exchange Commission on May 14, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SENECA FOODS CORPORATION
(Exact name of registrant as specified in its charter)

New York                                                                                                    16-0733425
(State or other jurisdiction                                                                                  (I.R.S. Employer
of incorporation or organization)                                                                                      Identification No.)

3736 South Main Street
Marion, New York 14505
(315) 926-8100
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

KRAIG H. KAYSER
President and Chief Executive Officer
3736 South Main Street
Marion, New York 14505
(315) 926-8100
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
MICHAEL C. DONLON, Esq.
Jaeckle Fleischmann & Mugel, LLP
Twelve Fountain Plaza, Suite 800
Buffalo, New York 14202
(716) 856-0600

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement until such time that all of the shares registered hereunder have been sold.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large Accelerated Filer [ ]     Accelerated Filer [X]     Non-accelerated Filer [ ]     Smaller Reporting Company [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Class A Common Stock	1,025,220	$31.57	$32,366,196	$2,308

(1)
The Class A common stock was valued pursuant to Rule 457(c) under the Securities Act of 1933 and based upon the average of the high and low prices for the Class A common stock as reported on the NASDAQ Global Market on May 13, 2010.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell nor the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Subject to Completion, dated May 14, 2010

PROSPECTUS

SENECA FOODS CORPORATION

1,025,220 shares of Class A Common Stock

This prospectus relates to the public resale from time to time of up to 1,025,220 shares of our Class A Common Stock, par value $0.25 per share, which we refer to in this prospectus as our Class A common stock, by the selling shareholder identified under “Selling Shareholder.”  We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the Class A common stock by the selling shareholder.  Our Class A common stock is listed on the NASDAQ Global Market under the symbol “SENEA.”  On May 13, 2010, the last reported sale price of our Class A common stock on the NASDAQ Global Market was $32.62 per share.

The selling shareholder may sell the Class A common stock being offered by this prospectus from time to time on terms to be determined through any of the means described in this prospectus under “Plan of Distribution.”  We will not be paying any discounts or commissions in any offering pursuant to this prospectus.

Investment in our Class A common stock involves risk.  You should consider the risk factors on page 3 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission (the “SEC”) and incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May 14, 2010.

TABLE OF CONTENTS
Page
ABOUT SENECA FOODS CORPORATION	3
RISK FACTORS	3
FORWARD-LOOKING INFORMATION	3
DESCRIPTION OF CAPITAL STOCK	4
SELLING SHAREHOLDER	8
PLAN OF DISTRIBUTION	9
LEGAL MATTERS	10
EXPERTS	10
WHERE YOU CAN FIND MORE INFORMATION	10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	11

You should rely only on the information contained in or incorporated by reference into this prospectus.  We have not, and the selling shareholder has not, authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  The selling shareholder is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and the documents incorporated by reference herein or therein is accurate only as of its respective date or dates or on the date or dates which are specified in these documents regardless of the time of delivery or any sale of the Class A common stock.  Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and the documents incorporated by reference herein contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.  All of the summaries are qualified in their entirety by the actual documents.  Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

ABOUT SENECA FOODS CORPORATION

We are a leading low cost producer and distributor of high quality processed fruits and vegetables.  Our product offerings include canned, frozen and bottled produce and snack chips and our products are sold under private labels, as well as national and regional brands that we own or license, including Seneca, Libby’s, Aunt Nellie’s Farm Kitchen, Stokely’s, Read and Diamond A.  We pack Green Giant, Le Sueur and other brands of canned vegetables, as well as select Green Giant frozen vegetables, under our long-term Alliance Agreement with General Mills Operations, LLC, which we sometimes refer to in this prospectus as GMOL, a successor to The Pillsbury Company LLC and a subsidiary of General Mills, Inc.

As of March 31, 2010, we owned 20 processing plants strategically located throughout the United States, two can manufacturing plants, two seed processing operations, a small farming operation and a small truck fleet.  We also maintain warehouses that are generally located adjacent to our processing plants.  Our principal executive office is located at 3736 South Main Street, Marion, New York and our telephone number is (315) 926-8100.  We also maintain a web site at www.senecafoods.com.  The information found on, or otherwise accessible through, our web site is not incorporated into, and does not form a part of, this prospectus.

RISK FACTORS

Investing in our Class A common stock involves risks.  You should carefully consider the risk factors and other information in our most recent Annual Report on Form 10-K incorporated by reference herein and the Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K reports subsequently filed and incorporated by reference herein, as well as any risk factors and information contained or incorporated by reference in this prospectus before acquiring any shares of our Class A common stock.

FORWARD-LOOKING INFORMATION

This prospectus, the documents incorporated by reference herein or therein and other written reports and oral statements made from time to time by us may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements may include statements with respect to our financial condition, results of operations and business.  Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions as they relate to us or our management, are intended to identify forward-looking statements.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Investors are cautioned not to place undue reliance on such statements, which speak only as of the date the statements were made.

Among the factors that could cause actual results to differ materially are:

•	general economic and business conditions;

•	cost and availability of commodities and other raw materials such as vegetables, steel and packaging materials;

•	transportation costs;

•	climate and weather affecting growing conditions and crop yields;

•	leverage and ability to service and reduce our debt;

•	foreign currency exchange and interest rate fluctuations;

•	effectiveness of marketing and trade promotion programs;

•	changing consumer preferences;

•	competition;

•	product liability claims;

•	the loss of significant customers or a substantial reduction in orders from these customers;

•	changes in, or the failure or inability to comply with, U.S., foreign and local governmental regulations, including environmental and health and safety regulations; and

•	other risks detailed from time to time in the reports filed with the Securities and Exchange Commission, or the SEC, by us.

Except for ongoing obligations to disclose material information as required by the federal securities laws, we do not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of the filing of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Class A common stock by the selling shareholder.  All proceeds from the sale of such securities will be received by the selling shareholder.

DESCRIPTION OF CAPITAL STOCK

The following table sets forth the classes of our capital stock authorized and outstanding as of April 30, 2010:

Title of Class or Series	Number of Shares Authorized	Number of Shares Outstanding

Common Stocks:
Class A Common Stock, $0.25 par value per share	20,000,000	8,528,745
Class B Common Stock, $0.25 par value per share	10,000,000	2,176,836

Preferred Stocks:
Six Percent (6%) Voting Cumulative Preferred Stock, $0.25 par value per share	200,000	200,000
Preferred Stock Without Par Value	30,000	0
Ten Percent (10%) Cumulative Convertible Voting Preferred Stock-Series A, $0.25 stated value per share	1,000,000	407,240
Ten Percent (10%) Cumulative Convertible Voting Preferred Stock-Series B, $0.25 stated value per share	400,000	400,000
Convertible Participating Preferred Stock	4,166,667	102,047
Convertible Preferred Stock Series 2003	967,742	313,304
Convertible Participating Preferred Stock, Series 2006	1,025,220	1,025,220

Description of Class A Common Stock and Class B Common Stock

Voting.  Under our Restated Certificate of Incorporation, as amended ( the “Charter”), the holders of Class A common stock and Class B common stock have the right to vote for the election of all directors and on all other matters submitted to our shareholders.  Subject to the Class A special rights discussed in detail below, each share of Class B common stock is entitled to one full vote on all matters on which shareholders currently are entitled to vote, including the election of directors.  Each holder of Class A common stock is entitled to one-twentieth (1/20) of one vote per share on all matters on which shareholders are entitled to vote, including the election of directors.  Cumulative voting is not authorized for the holders of common stock.

The holders of Class A common stock are entitled to vote as a separate class on any proposal to amend the Charter to increase the authorized number of shares of Class B common stock, unless the increased authorization does not exceed the number of shares of Class B common stock which must be issued in a proposed stock dividend with respect to Class B common stock and an equivalent stock dividend of Class A common stock will be effected concurrently with respect to Class A common stock.

In addition, Section 804 of the New York Business Corporation Law confers upon the holders of Class A common stock the right to vote as a class on any amendment to our Charter which would (i) exclude or limit the shareholders’ right to vote on any matter, except as such rights may be limited by voting rights given to new shares then being authorized; (ii) change Class A common stock by (a) reducing the par value, (b) changing the shares into a different number of the same class or into a different or same number of shares of a different class, or (c) fixing, changing or abolishing the designation of Class A common stock or any series thereof or any of the relative rights, preferences, and limitations of the shares; or (iii) subordinate their rights by authorizing shares having preferences which would be in any respect superior to their rights.  Other provisions of the New York Business Corporation Law would entitle holders of Class A common stock to vote as a separate class for approval of any plan of merger, consolidation or exchange which would effect any change in Class A common stock described in the preceding sentence.

On proposals on which holders of Class A common stock are entitled to vote as a separate class, the proposal must be approved by a majority of the votes of all outstanding shares of Class A common stock.  Consequently, holders of Class A common stock, by withholding such approval, can defeat a proposal notwithstanding that holders of a majority of Class B common stock vote in favor of the proposal.

Dividends and Other Distributions.  Each share of Class A common stock and Class B common stock is equal in respect to dividends and other distributions in cash, stock or property except that (i) if declared, a dividend or distribution in our shares on Class A common stock will be paid only in Class A common stock, and (ii) if declared, a dividend or distribution in our shares on Class B common stock will be paid only in Class B common stock.  The number of shares so paid as a dividend or distribution on each share of Class A common stock and Class B common stock shall be equal, although the class of the shares so paid shall differ depending upon whether the recipient of the dividend is a holder of Class A common stock or Class B common stock.

Mergers and Consolidations.  In the event of our merger, consolidation, or combination with another entity (whether or not we are the surviving entity) or in the event of our dissolution, the holders of Class A common stock will be entitled to receive the same per share consideration as the per share consideration, if any, received by holders of Class B common stock in that transaction.  However, any shares of common stock that holders of Class A common stock become entitled to receive in the transaction may have terms substantially similar to the Class A common stock themselves.  Thus, the surviving entity in any such transaction could have a dual-class capital structure like ours and could, upon consummation of the merger or consolidation, give full voting shares to the holders of Class B common stock and one-twentieth (1/20) voting shares to the holders of Class A common stock.

Class A Special Rights.  Our Charter contains a two-pronged “Class A special rights” provision which is intended to protect holders of Class A common stock in the event that a person attempts to gain control of us.

First, the Class A special rights seek to prevent a person who has crossed a certain ownership threshold from gaining control of us by acquiring Class B common stock without buying Class A common stock.  If any person acquires more than 15% of the outstanding Class B common stock after August 5, 1995, referred to herein as the Threshold Date, and does not acquire after the Threshold Date a percentage of the Class A common stock outstanding at least equal to the percentage of Class B common stock that the person acquired in excess of the 15% threshold, such person will not be allowed to vote shares of Class B common stock acquired in excess of the 15% threshold.  For example, if a person acquires 20% of the outstanding Class B common stock after the Threshold Date but acquires no Class A common stock, that person would be unable to vote the 5% of the Class B common stock acquired in excess of the 15% threshold.  With respect to persons who owned our common stock on or prior to the Threshold Date, only shares of Class B common stock acquired after the Threshold Date will be counted in determining whether that shareholder has exceeded the 15% threshold for acquisitions of Class B common stock and only acquisitions of Class A common stock after the Threshold Date will be counted in determining whether that shareholder’s Class A common stock acquisitions have been at least equal to the acquisition of Class B common stock in excess of the 15% threshold.  The inability of the person to vote the excess Class B common stock will continue until such time as a sufficient number of shares of Class A common stock have been acquired by the person to satisfy the requirements of the Class A special rights.

The second prong of the Class A special rights is an “equitable price” requirement.  It is intended to prevent a person seeking to acquire control of us from paying a discounted price for the Class A common stock required to be purchased by the acquiring person under the first prong of the Class A special rights.  These provisions provide that an equitable price has been paid for shares of Class A common stock only when they have been acquired at a price at least equal to the greater of (i) the highest per share price paid by the acquiring person, in cash or in non-cash consideration, for any Class B common stock acquired within the 60 day periods preceding and following the acquisition of the Class A common stock or (ii) the highest closing market sale price of Class B common stock during the 30 day periods preceding and following the acquisition of the Class A common stock.  The value of any non-cash consideration will be determined by our Board of Directors acting in good faith.  The highest closing market sale price of a share of Class B common stock will be the highest closing sale price reported by NASDAQ Global Market or on any such other securities exchange then constituting the principal trading market for either class of the common stock.  In the event that no quotations are available, the highest closing market sale price will be the fair market value during the 30 day periods preceding and following the acquisition of a share of Class B common stock as determined by our Board of Directors acting in good faith.  The equitable price provision is intended to require a person seeking to acquire control of us to buy the Class B common stock and the Class A common stock at virtually the same time and the same price, as might occur in a tender offer, to ensure that the acquiring person would be able to vote the Class B common stock acquired in excess of the 15% threshold.

Under the Class A special rights, an acquisition of Class B common stock is deemed to include any shares that an acquiring person acquires directly or indirectly, in one transaction or a series of transactions, or with respect to which that person acts or agrees to act in concert with any other person.  As used in the preceding sentence, “person” includes one or more persons and entities who act or agree to act in concert with respect to the acquisition or disposition of Class B common stock or with respect to proposing or effecting a plan or proposal to (a) a merger, reorganization or liquidation of us or a sale of a material amount of our assets, (b) a change in our Board of Directors or management, including any plan or proposal to fill vacancies on the Board of Directors or change the number or term of Directors,  (c) a material change in our business or corporate structure, or (d) any material change in our capitalization or dividend policy.  Unless there are affirmative attributes of concerted action, however, “acting or agreeing to act in concert with any other person” does not include acts or agreements to act by persons pursuant to their official capacities as directors or officers of us or because they are related by blood or marriage.

For purposes of calculating the 15% threshold, the following acquisitions and increases are excluded:  (i) shares of Class B common stock held by any person on the Threshold Date, (ii) an increase in a holder’s percentage ownership of Class B common stock resulting solely from a change in the total number of shares of Class B common stock outstanding as a result of our repurchase of Class B common stock since the last date on which that holder acquired Class B common stock, (iii) acquisitions of Class B common stock (a) made pursuant to contracts existing prior to the Threshold Date, including the acquisition of Class B common stock pursuant to the conversion provisions of Series A preferred stock outstanding prior to the Threshold Date, (b) by bequest or inheritance or by operation of law upon the death or incompetency of any individual, and (c) by any other transfer made without valuable consideration, in good faith and not for the purpose of circumventing the Class A special rights.  A gift made to any person who is related to the donor by blood or marriage, a gift made to a charitable organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or a successor provision and a gift to a person who is a fiduciary solely for the benefit of, or which is owned entirely by, one or more persons or entities (a) who are related to the donor by blood or marriage or (b) which is a tax-qualified charitable organization or (c) both will be presumed to be made in good faith and not for purposes of circumventing the restrictions imposed by the Class A special rights.

The Class A special rights also provide that, to the extent that the voting power of any share of Class B common stock cannot be exercised pursuant to the provision, that share will be excluded from the determination of the total shares eligible to vote for any purpose for which a vote of shareholders is taken.

Convertibility.  The Class B common stock is convertible into Class A common stock at any time on a share-for-share basis.  The Class A common stock is not convertible into shares of Class B common stock unless the number of outstanding shares of Class B common stock falls below 5% of the aggregate number of outstanding shares of Class B common stock and Class A common stock.  In that event, immediately upon the occurrence thereof, all of the outstanding Class A common stock is converted automatically into Class B common stock on a share-for-share basis and Class B common stock will no longer be convertible into Class A common stock.  For this purpose, Class B common stock or Class A common stock repurchased by us and not reissued is not considered to be “outstanding” from and after the date of repurchase.

In the event of any such conversion of the Class A common stock, certificates which formerly represented outstanding shares of Class A common stock thereafter will be deemed to represent a like number of shares of Class B common stock, and all common stock then authorized will be deemed to be Class B common stock.

Preemptive Rights.  Neither the Class A common stock nor the Class B common stock carry any preemptive rights enabling a holder to subscribe for or receive shares of the Company of any class or any other securities convertible into any class of our shares.

Trading Market.  The Class A common stock and the Class B common stock are listed on the NASDAQ Global Market.

Description of Preferred Stocks

No dividends or other distributions are payable on our common stock unless dividends or distributions are first paid on the preferred stock.  In the event of our liquidation or dissolution, the outstanding shares of preferred stock and convertible participating preferred stock would have priority over the common stock in the distribution of our remaining assets.  The 10% Series A preferred stock is convertible into shares of common stock on the basis of one share of Class A common stock and one share of Class B common stock for every 20 shares of 10% Series A preferred stock.

The 10% Series B preferred stock is convertible into common stock on the basis of one share of Class A common stock and one share of Class B common stock for every 30 shares of 10% Series B preferred stock.  The Convertible Participating Preferred Stock, Convertible Preferred Stock Series 2003 and Convertible Participating Preferred Stock, Series 2006 is convertible on a share-for-share basis into shares of Class A common stock.

Restrictions on Hostile Acquisitions of Our Company--Certain Provisions of Our Charter and Bylaws

In addition to the restrictions imposed by the “Class A special rights” provisions, the Charter contains two super-majority voting provisions.  Paragraph 5 of the Charter provides that the affirmative vote of two-thirds of the shares present and entitled to vote at the meeting is necessary to amend our bylaws.  Paragraph 6 provides that a director may be removed regardless of cause only upon the affirmative vote of two-thirds of the shares entitled to vote for the election of that director.  Both of these provisions reduce the possibility of the shareholders receiving and accepting hostile takeover bids, mergers, proxy contests, removal of current management, removal of directors or other changes in control.

Our bylaws provide for the staggered voting of directors for three-year terms so that shareholders desiring to replace the incumbent directors and gain control of the Board would be required to win at least two successive annual contests before their nominees constituted a majority of directors.  Our bylaws require the affirmative vote of two-thirds of the shares present and entitled to vote to effectuate an amendment to the bylaws.

Agreements Restricting Change in Control

The Alliance Agreement and certain significant agreements between us and our lenders provide for penalties in the event of our change of control as defined in the respective agreements.

SELLING SHAREHOLDER

The selling shareholder may resell the offered securities from time to time as provided under the section entitled “Plan of Distribution” in this prospectus.

The following table sets forth the ownership of the selling shareholder and the number of shares of Class A common stock beneficially owned by the selling shareholder.  All of such shares may be offered for resale pursuant to this prospectus.  The information included below is based upon information provided by the selling shareholder.  Because the selling shareholder may offer all, some or none of its shares, the “After Offering” column of the table assumes the sale of all of its securities; however, we do not know that this will actually occur.

The selling shareholder has not held a position or office or had a material relationship with us within the past three years other than as a result of the ownership of our common stock or other securities of ours or as a result of being a service provider to us.

Name	Number of Shares of Class A Common Stock Owned
	Before Offering	After Offering
Manulife Financial Corporation (1)	1,025,220	-0-
__________

(1) The business address for Manulife Financial Corporation (Manulife) is 200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5.  The shares are owned directly by John Hancock Life Insurance Company (U.S.A.) (“JHUSA”), an indirect, wholly-owned subsidiary of Manulife.  All of these shares were issued as a result of the conversion of the convertible participating preferred stock, Series 2006, that predecessor corporations to JHUSA (the “Predecessor Corporations”) acquired from Seneca Foods Corporation in August 2006 in connection with the sale by the Predecessor Corporations of all of the membership interests in Signature Fruit Company, LLC to Seneca Foods Corporation.  Scott Hartz, the Executive Vice President - General Account Investments of JHUSA, holds voting and dispositive power for these shares.  Mr. Hartz disclaims beneficial ownership of these shares.  Entities affiliated with JHUSA are broker-dealers, and the Predecessor Corporations acquired these shares for investment purposes and at the time of their acquisition of such shares, did not have any agreement, understanding or arrangement with any other person, either directly or indirectly, to dispose of the shares being offered for each of their accounts.

PLAN OF DISTRIBUTION

This prospectus relates to the possible offer and sale from time to time of up to 1,025,220 shares of Class A common stock.  The selling shareholder may sell securities from time to time, in one or more types of transactions, which may include sales in the open market, underwritten offerings or block transactions on a national securities exchange or automated interdealer quotation system on which the securities are then listed or quoted, through put or call options transactions relating to the securities, sales in the over-the-counter market, privately negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices.  Such transactions may or may not involve brokers or dealers.

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholder or from purchasers of the offered securities for whom they may act as agents.  In addition, underwriters may sell the offered securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

In addition to the foregoing, the methods by which the securities may be sold include:  (i) direct negotiation of a sale by the selling shareholder and one or more purchasers; (ii) a block trade in which the broker or dealer so engaged will attempt to sell the securities offered hereby as an agent, but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker or dealer for its account pursuant to this prospectus; or (iv) ordinary brokerage transactions and transactions in which the broker solicits purchases.  In effecting sales, brokers or dealers engaged by a selling shareholder may arrange for other brokers or dealers to participate.  In the event of a transaction hereunder in which a broker or dealer acts as a principal (other than to facilitate an installment sale transaction, or to a market maker acting as such in routine transactions in the over-the-counter market), this prospectus will be supplemented to provide material facts with respect to such transaction.

In order to comply with the securities laws of certain states, if applicable, the securities will be sold in such jurisdictions only through registered or licensed brokers or dealers.  In addition, the securities may not be sold in certain states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

We entered into a registration rights agreement for the benefit of the selling shareholder to register its shares of Class A common stock under applicable federal securities laws.  The registration rights agreement provides for cross-indemnification of the selling shareholder and us and our respective directors and officers against specific liabilities in connection with the offer and sale of the Class A common stock, including liabilities under the Securities Act.  The selling shareholder will pay all of the expenses incurred incident to the offering and sale of the Class A common stock.

We have advised the selling shareholder that during the time it may be engaged in a distribution of the securities offered by this prospectus, it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934.  With certain exceptions, Regulation M precludes the selling shareholder, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with an at the market offering such as this offering.  All of the foregoing may affect the marketability of the securities.

LEGAL MATTERS

The validity of the Class A common stock and certain other legal matters have been passed upon for us by Jaeckle Fleischmann & Mugel, LLP, Buffalo, New York.

EXPERTS

The consolidated financial statements and schedule of Seneca Foods Corporation, as of March 31, 2009, and for each of the years in the three-year period ended March 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2009 incorporated by reference herein have been so incorporated in reliance on the reports of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered hereunder.  As permitted by the SEC’s rules and regulations, this prospectus does not contain all the information set forth in the registration statement.  For further information, please refer to the registration statement and the contracts, agreements and other documents filed as exhibits to the registration statement.  Additionally, we file annual, quarterly and special reports, proxy statements and other information with the SEC.

You may read and copy all or any portion of the registration statement or any other materials that we file with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C., 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings, including the registration statement and the documents incorporated by reference therein, are also available to you on the SEC’s web site (www.sec.gov).  We also have a web site (www.senecafoods.com) through which you may access our SEC filings.  The information found on, or otherwise accessible through, our web site is not incorporated into, and does not form a part of, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information contained in documents that we file with them.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act (excluding any information furnished under Items 2.02 or 7.01 in any current report on Form 8-K) prior to the completion of the offering of Class A common stock pursuant to this prospectus:

•	our annual report on Form 10-K for the year ended March 31, 2009;

•	our quarterly reports on Form 10-Q for the quarterly periods ended June 27, 2009, September 26, 2009 and December 26, 2009; and

•	our current reports on Form 8-K filed with the SEC on July 9, 2009, July 15, 2009, July 17, 2009, October 2, 2009 and October 30, 2009.

Any statement contained in any document incorporated by reference herein or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of these filings (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address and telephone number:

Seneca Foods Corporation

Attention: Secretary

3736 South Main Street,

Marion, New York 14505

(315) 926-8100

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses in connection with the issuance and distribution of the securities.  The selling shareholder will be responsible for the payment of these expenses.  All amounts shown are estimated except the Securities and Exchange Commission registration fee.

Filing and Registration Fees	$ 2,308
Legal Fees and Expenses	7,500
Accounting Fees and Expenses	25,000
Miscellaneous Expenses	192
Total	$35,000

Item 15.  Indemnification of Directors and Officers.

Our Charter provides that we are required to indemnify each and every officer or director of the Company, even those whose term has expired, for any and all expenses actually and necessarily incurred by such director or officer in connection with the defense of any action, suit or proceeding in which he is made a party by reason of being or having been a director or officer of the Company.  We are not required to indemnify a director or officer for matters as to which such officer or director is adjudged to be liable for neglect or misconduct in the performance of his duties as director or officer.  Further, such rights of the officers or directors to indemnification are not exclusive of any other rights to which an officer or director of the Company is entitled.

Under our Bylaws, as amended (the “Bylaws”), the Company has the authority to indemnify its directors and officers to the fullest extent permitted by the New York Business Corporation Law (the “BCL”).  The Bylaws, reflecting New York law, extend such protection to any person made or threatened to be made a party to any action or proceeding, including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, which any director, officer or employee of the Company served in any capacity at the request of the Company, by reason of the fact that such director or officer, his testator or intestate, is or was a director or officer of the Company or is or was serving such enterprise at the request of the Company.  The Bylaws provide that such indemnification may be authorized pursuant to the terms and conditions of (i) a resolution of shareholders; (ii) a resolution of the Board of Directors; (iii) an agreement providing for such indemnification; or (iv) any judicial or other legal authority which entitles the director, officer or employee to such indemnification.

The BCL provides that, if successful on the merits or otherwise, an officer or director is entitled to indemnification by the Company against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of such action or proceeding, or any appeal therein, if such director or officer acted in good faith, for a purpose which he reasonably believed to be in, or at least not opposed to, the best interests of the Company.  The termination of any action or proceeding by judgment, settlement, conviction or plea of nolo contendere, or its equivalent, does not itself create the presumption that such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the Company or that he had reasonable cause to believe that his conduct was unlawful.

If a corporation fails to provide indemnification to its directors or officers, the BCL provides that despite any contrary resolution of the board of directors or shareholders, indemnification may be awarded by application to the appropriate judicial authority.  Application for such court-ordered indemnification may be made either in the civil action or proceeding in which the expenses were incurred or other amounts were paid or to the supreme court in a separate proceeding.

Item 16.  Exhibits.

See the Exhibit Index, which is incorporated herein by reference.

Item 17.  Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)           Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Marion, state of New York, on May 14, 2010.

SENECA FOODS CORPORATION

By:           /s/ Kraig H. Kayser

Kraig H. Kayser

President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Kraig H. Kayser and Roland E. Breunig, acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and one or more related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent, full power and authority to do and perform each such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and the foregoing Powers of Attorney have been signed by the following persons in the capacities indicated on May 14, 2010.

Signature	Title
/s/ Arthur S. Wolcott Arthur S. Wolcott	Chairman and Director
/s/ Kraig H. Kayser Kraig H. Kayser	President, Chief Executive Officer and Director
/s/ Roland E. Breunig Roland E. Breunig	Chief Financial Officer and Treasurer
/s/ Jeffrey L. Van Riper Jeffrey L. Van Riper	Vice President, Controller and Secretary (Principal Accounting Officer)
/s/ Arthur H. Baer Arthur H. Baer	Director
/s/ Robert T. Brady Robert T. Brady	Director
/s/ John P. Gaylord John P. Gaylord	Director
/s/ Susan A. Henry Susan A. Henry	Director
/s/ G. Brymer Humphreys G. Brymer Humphreys	Director
/s/ Thomas Paulson Thomas Paulson	Director
/s/ Susan W. Stuart Susan W. Stuart	Director

EXHIBIT INDEX

Exhibit

Number	Description

3.1	The Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q/A filed August 1995 for the quarter ended July 1, 1995)

3.2
Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-Q/A filed August 1995 for the quarter ended July 1, 1995)

3.3	Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3 to the Company’s Form 10-K for the fiscal year ended March 31, 1996)

3.3
Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(i) to the Company’s Current Report on Form 8-K dated September 17, 1998)

3.4	Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K dated June 10, 2003)

3.5	Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K dated June 18, 2004)

3.6	Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K dated August 23, 2006)

3.7	The Company’s Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q/A filed August 18, 1995)

3.8	Amendment to the Company’s Bylaws (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K dated November 6, 2007)

5	Opinion of Jaeckle Fleischmann & Mugel, LLP regarding legality of the Class A common stock

23.1	Consent of BDO Seidman, LLP

23.2	Consent of Jaeckle Fleischmann & Mugel, LLP (included in Exhibit 5 above)

24	Powers of Attorney (included on signature page)